Exhibit 4.55

RANDGOLD RESOURCES LIMITED REG NO. 62686 LA MOTTE CHAMBERS ST HELIER JERSEY JEI IBJ CHANNEL ISLANDS www.randgoldresources.com TEL: +44 1534 735 333 AX: +44 1534 735 444
4 May 2010
Christopher L Coleman
12 South Hill Park Gardens
London
NW3 2TGUnited Kingdom
Dear Chris
RANDGOLD RESOURCES LIMITED (THE “COMPANY”) AND RE-APPOINTMENT
TO THE BOARD AS A NON-EXECUTIVE DIRECTOR
The board of the Company (the “Board’) is pleased to confirm the main terms of your appointment as a non-executive director (with details relating to the appointment period being contained in the paragraph hereof titled “Appointment”). It is agreed that this is a contract for services and not a contract of employment. You should be aware that your appointment is subject to the Company’s articles of association as amended from time to time. If there is a conflict between the terms of this letter and the articles of association then the articles shall prevail.
DUTIES
1.	The Board is responsible for promoting the success of the Company by directing and supervising the Company’s affairs, including:
(a)	supervising and providing guidance to the Company within a framework of prudent and effective controls;

(b)	approving the Company’s objectives and strategic plan, ensuring that the necessary financial and human resources are in place for the Company to meet its strategic objectives, and review management performance; and

(c)	setting the Company’s values and standards and ensuring that its obligations to its stakeholders are met.
2.	The Board Charter (annexed hereto marked “Annexure A”) describes how the Board is structured and what authorities are delegated to the Chief Executive. Details of powers specifically reserved for the Board are listed in paragraph 40 of the Board Charter. The Charters of the Board Committees are available on the Company’s website and can be obtained from the Company’s Secretary.
3.	Your role as a non-executive director is to:
(a)	contribute to the development of strategies to attain the Company’s objectives;

(b)	evaluate the performance of Executive Directors in meeting agreed objectives and implementing strategies;

(c)	satisfy yourself that publicly available financial information is accurate and that financial controls and systems of risk management are robust and effective;

(d)	be responsible, for determining appropriate levels of remuneration of the Executive Directors, and where necessary, members of the Executive Management Team.

4 May 2010
Christopher L Coleman
12 South Hill Park Gardens
London
NW3 2TGUnited Kingdom
Dear Chris
RANDGOLD RESOURCES LIMITED (THE “COMPANY”) AND RE-APPOINTMENT
TO THE BOARD AS A NON-EXECUTIVE DIRECTOR
The board of the Company (the “Board”) is pleased to confirm the main terms of your appointment as a non-executive director (with details relating to the appointment period being contained in the paragraph hereof titled “Appointment”). It is agreed that this is a contract for services and not a contract of employment. You should be aware that your appointment is subject to the Company’s articles of association as amended from time to time. If there is a conflict between the terms of this letter and the articles of association then the articles shall prevail.
DUTIES
1.	The Board is responsible for promoting the success of the Company by directing and supervising the Company’s affairs, including:
(a)	supervising and providing guidance to the Company within a framework of prudent and effective controls;

(b)	approving the Company’s objectives and strategic plan, ensuring that the necessary financial and human resources are in place for the Company to meet its strategic objectives, and review management performance; and

(c)	setting the Company’s values and standards and ensuring that its obligations to its stakeholders are met.
2.	The Board Charter (annexed hereto marked “Annexure A”) describes how the Board is structured and what authorities are delegated to the Chief Executive. Details of powers specifically reserved for the Board are listed in paragraph 40 of the Board Charter. The Charters of the Board Committees are available on the Company’s website and can be obtained from the Company’s Secretary.
3.	Your role as a non-executive director is to:
(a)	contribute to the development of strategies to attain the Company’s objectives;

(b)	evaluate the performance of Executive Directors in meeting agreed objectives and implementing strategies;

(c)	satisfy yourself that publicly available financial information is accurate and that financial controls and systems of risk management are robust and effective;

(d)	be responsible, for determining appropriate levels of remuneration of the Executive Directors, and where necessary, members of the Executive Management Team.

THIRD PARTY RIGHTS
The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement. No person other than the parties to this agreement shall have any rights under it and it will not be enforceable by any person other than the parties to it.
Please sign and return the enclosed copy of this letter to confirm your agreement to the above terms.
The Company looks forward to working with you in the future.
Yours sincerely
/s/ P Liétard
P Liétard
for and on behalf of Randgold Resources Limited
/s/ Christopher L Coleman
I, Christopher L Coleman, agree to the above terms of appointment as a non-executive director of Randgold Reseources Limited.
Name C. COLEMAN

Date 4th May 2010

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